Exhibit 10.4
SECURED CONVERTIBLE PROMISSORY NOTE

Effective Date: June 4, 2014	U.S. $1, 105, 000.00
          FOR VALUE RECEIVED, MEDICAN ENTERPRISES, INC., a Nevada corporation ('Borrower'), promises to pay to TYPENEX CO-INVESTMENT, LLC, a Utah limited liability company, or its successors or assigns ('Lender'), $1,105,000.00 and any interest, fees, charges and late fees on the date that is seventeen (17) months after the Purchase Price Date (as defined below) (the 'Maturity Date') in accordance with the terms set forth herein and to pay interest on the Outstanding Balance (as defined below) (including all Tranches (as defined below), both Conversion Eligible Tranches (as defined below) and Subsequent Tranches (as defined below) that have not yet become Conversion Eligible Tranches) at the rate of ten percent (10%) per annum from the Purchase Price Date until the same is paid in full. This Secured Convertible Promissory Note (this 'Note') is issued and made effective as of June 4, 2014 (the 'Effective Date'). For purposes hereof, the 'Outstanding Balance' of this Note means, as of any date of determination, the Purchase Price (as defined below), as reduced or increased, as the case may be, pursuant to the terms hereof for redemption, conversion or otherwise, plus any original issue discount ('OID'), the Carried Transaction Expense Amount (as defined below), accrued but unpaid interest, collection and enforcements costs (including attorneys' fees) incurred by Lender, transfer, stamp, issuance and similar taxes and fees related to Conversions (as defined below), and any other fees or charges (including without limitation late charges) incurred under this Note. This Note is issued pursuant to that certain Securities Purchase Agreement dated June 4, 2014, as the same may be amended from time to time (the 'Purchase Agreement'), by and between Borrower and Lender. All interest calculations hereunder shall be computed on the basis of a 360-day year comprised of twelve (12) thirty (30) day months, shall compound daily and shall be payable in accordance with the terms of this Note. Certain capitalized terms used herein but not otherwise defined shall have the meaning ascribed thereto in the Purchase Agreement. Certain other capitalized terms used herein are defined in Attachment 1 attached hereto and incorporated herein by this reference.
          This Note carries an OID of $100,000.00. In addition, Borrower agrees to pay $7,500.00 to Lender to cover Lender's legal fees, accounting costs, due diligence, monitoring and other transaction costs incurred in connection with the purchase and sale of this Note, $2,500.00 of which amount was previously paid to Lender and $5,000.00 of which amount (the 'Carried Transaction Expense Amount') is included in the initial principal balance of this Note. The purchase price for this Note shall be $1,000,000.00 (the 'Purchase Price'), computed as follows: $1,105,000.00 original principal balance, less the OID, less the Carried Transaction Expense Amount. The Purchase Price shall be payable by delivery to Borrower at Closing of the Secured Investor Notes, the Investor Notes, and a wire transfer of immediately available funds in the amount of the Initial Cash Purchase Price (as defined in the Purchase Agreement). For purposes hereof, the term 'Purchase Price Date' means the date the Initial Cash Purchase Price is delivered by Lender to Borrower.
          Notwithstanding any other provision contained in this Note, the conversion by Lender of any portion of the Outstanding Balance shall only be exercisable in eleven (11) tranches (each, a 'Tranche'), consisting of (i) an initial Tranche in an amount equal to $170,000.00 and any interest, costs, fees or charges accrued thereon or added thereto under the terms of this Note and the other Transaction Documents (as defined in the Purchase Agreement) (the 'Initial Tranche'), and (ii) ten (10) additional Tranches, each in the amount of $93,500.00, plus any interest, costs, fees or charges accrued thereon or added thereto under the terms of this Note and the other Transaction Documents (each, a 'Subsequent Tranche'). The Initial Tranche shall correspond to the Initial Cash Purchase Price, $15,000.00 of the OID and the Carried Transaction Expense Amount, and may be converted any time subsequent to the Purchase Price Date. The first Subsequent Tranche shall correspond to Secured Investor Note #1 and $8,500.00 of the OID, the second Subsequent Tranche shall correspond to Secured Investor Note #2 and $8,500.00 of the OID, the third Subsequent Tranche shall correspond to Secured Investor Note #3 and $8,500.00 of the OID, the fourth subsequent Tranche shall correspond to Secured Investor Note #4 and

$8,500.00 of the ODD, the fifth Subsequent Tranche shall correspond to Investor Note #5 and $8,500.00 of the OID, the sixth Subsequent Tranche shall correspond to Investor Note #6 and $8,500.00 of the OID, the seventh Subsequent Tranche shall correspond to Investor Note #7 and $8,500.00 of the OID, the eighth Subsequent Tranche shall correspond to Investor Note #8 and $8,500.00 of the OID, the ninth Subsequent Tranche shall correspond to Investor Note #9 and $8,500.00 of the ODD, the tenth Subsequent Tranche shall correspond to Investor Note #10 and $8,500.00 of the ODD. Lender's right to convert any portion of any of the Subsequent Tranches is conditioned upon Lender's payment in full of the Secured Investor Note or Investor Note, as applicable, corresponding to such Subsequent Tranche (upon the satisfaction of such condition, such Subsequent Tranche becomes a 'Conversion Eligible Tranche'). For the avoidance of doubt, subject to the other terms and conditions hereof, the Initial Tranche shall be deemed a Conversion Eligible Tranche as of the Purchase Price Date for all purposes hereunder and may be converted in whole or in part at any time subsequent to the Purchase Price Date, and each Subsequent Tranche that becomes a Conversion Eligible Tranche may be converted in whole or in part at any time subsequent to the first date on which such Subsequent Tranche becomes a Conversion Eligible Tranche. For all purposes hereunder, Conversion Eligible Tranches shall be converted (or redeemed, as applicable) in order of the lowest-numbered Conversion Eligible Tranche. At all times hereunder, the aggregate amount of any costs, fees or charges incurred by or assessable against Borrower hereunder, including, without limitation, any fees, charges or premiums incurred in connection with an Event of Default (as defined below), shall be added to the lowest-numbered then-current Conversion Eligible Tranche.
          1. Payment: Prepayment. Provided there is an Outstanding Balance, on each Installment Date (as defined below), Borrower shall pay to Lender an amount equal to the Installment Amount (as defined below) due on such Installment Date in accordance with Section 8. All payments owing hereunder shall be in lawful money of the United States of America or Conversion Shares (as defined below), as provided for herein, and delivered to Lender at the address furnished to Borrower for that purpose. All payments shall be applied first to (a) costs of collection, if any, then to (b) fees and charges, if any, then to (c) accrued and unpaid interest, and thereafter, to (d) principal. Notwithstanding the foregoing, so long as Borrower has not received a Lender Conversion Notice (as defined below) or an Installment Notice (as defined below) from Lender where the applicable Conversion Shares have not yet been delivered and so long as no Event of Default has occurred since the Effective Date (whether declared by Lender or undeclared), then Borrower shall have the right, exercisable on not less than five (5) Trading Days prior written notice to Lender to prepay the Outstanding Balance of this Note, in full, in accordance with this Section 1. Any notice of prepayment hereunder (an 'Optional Prepayment Notice') shall be delivered to Lender at its registered address and shall state: (y) that Borrower is exercising its right to prepay this Note, and (z) the date of prepayment, which shall be not less than five (5) Trading Days from the date of the Optional Prepayment Notice. On the date fixed for prepayment (the 'Optional Prepayment Date'), Borrower shall make payment of the Optional Prepayment Amount (as defined below) to or upon the order of Lender as specified by Lender in writing to Borrower not more than one (1) Trading Day prior to the Optional Prepayment Date. If Borrower exercises its right to prepay this Note, Borrower shall make payment to Lender of an amount in cash (the 'Optional Prepayment Amount') equal to 125% (the 'Prepayment Premium') multiplied by the Outstanding Balance of this Note. If Borrower delivers an Optional Prepayment Notice and fails to pay the Optional Prepayment Amount due to Lender within two (2) Trading Days following the Optional Prepayment Date, Borrower shall forever forfeit its right to prepay this Note pursuant to this section.
          2. Security. This Note is secured by that certain Security Agreement of even date herewith, as the same may be amended from time to time (the 'Security Agreement'), executed by Borrower in favor of Lender encumbering the Secured Investor Notes and the Investor Notes, as more specifically set forth in the Security Agreement, all the terms and conditions of which are hereby incorporated into and made a part of this Note.

          3. Lender Optional Conversion.
                    3.1. Lender Conversion Price. Subject to adjustment as set forth in this Note, the conversion price for each Lender Conversion (as defined below) shall be $1.65 (the 'Lender Conversion Price').
                    3.2. Lender Conversions. Lender has the right at any time after the Purchase Price Date, including without limitation until any Optional Prepayment Date (even if Lender has received an Optional Prepayment Notice), at its election, to convert (each instance of conversion is referred to herein as a 'Lender Conversion') all or any part of the Outstanding Balance into shares ('Lender Conversion Shares') of fully paid and non-assessable common stock, $0.001 par value per share ('Common Stock'), of Borrower as per the following conversion formula: the number of Lender Conversion Shares equals the amount being converted (the 'Conversion Amount') divided by the Lender Conversion Price. Conversion notices in the form attached hereto as Exhibit A (each, a 'Lender Conversion Notice') may be effectively delivered to Borrower by any method of Lender's choice (including but not limited to facsimile, email, mail, overnight courier, or personal delivery), and all Lender Conversions shall be cashless and not require further payment from Lender. Borrower shall deliver the Lender Conversion Shares from any Lender Conversion to Lender in accordance with Section 9 below within three (3) Trading Days of Lender's delivery of the Lender Conversion Notice to Borrower.
                    3.3. Application to Installments. Notwithstanding anything to the contrary herein, including without limitation Section 8 hereof, Lender may, in its sole discretion, apply all or any portion of any Lender Conversion toward any Installment Conversion (as defined below), even if such Installment Conversion is pending, as determined in Lender's sole discretion, by delivering written notice of such election (which notice may be included as part of the applicable Lender Conversion Notice) to Borrower at any date on or prior to the applicable Installment Date. In such event, Borrower may not elect to allocate such portion of the Installment Amount being paid pursuant to this Section 3.3 in the manner prescribed in Section 8.3; rather, Borrower must reduce the applicable Installment Amount by the Conversion Amount described in this Section 3.3.
          4. Defaults and Remedies.
                    4.1. Defaults. The following are events of default under this Note (each, an 'Event of Default'): (0 Borrower shall fail to pay any principal when due and payable (or payable by Conversion) hereunder; or (ii) Borrower shall fail to deliver any Conversion Shares or True-Up Shares (as defined below) in accordance with the terms hereof; or (iii) Borrower shall fail to pay any interest, fees, charges, or any other amount when due and payable (or payable by Conversion) hereunder; or (iv) a receiver, trustee or other similar official shall be appointed over Borrower or a material part of its assets and such appointment shall remain uncontested for twenty (20) days or shall not be dismissed or discharged within sixty (60) days; or (v) Borrower shall become insolvent or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any; or (vi) Borrower shall make a general assignment for the benefit of creditors; or (vii) Borrower shall file a petition for relief under any bankruptcy, insolvency or similar law (domestic or foreign); or (viii) an involuntary proceeding shall be commenced or filed against Borrower; or (ix) Borrower shall become delinquent in its filing requirements as a fully-reporting issuer registered with the SEC; or (x) Borrower shall default or otherwise fail to observe or perform any covenant, obligation, condition or agreement of Borrower contained herein or in any other Transaction Document, or (xi) Borrower shall fail to timely file all required quarterly and annual reports and any other filings that are necessary to enable Lender to sell Conversion Shares or True-Up Shares pursuant to Rule 144; or (xii) any representation, warranty or other statement made or furnished by or on behalf of Borrower to Lender herein, in any Transaction Document, or otherwise in connection with the issuance of this Note shall be false, incorrect, incomplete or misleading in any material respect when made or furnished; or (xiii) the occurrence of a Fundamental Transaction without Lender's prior written consent; or (xiv) Borrower shall fail to maintain the Share

Reserve as required under the Purchase Agreement; or (xv) Borrower effectuates a reverse split of its Common Stock without twenty (20) Trading Days prior written notice to Borrower; or (xvi) any money judgment, writ or similar process shall be entered or filed against Borrower or any subsidiary of Borrower or any of its property or other assets for more than $100,000, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) calendar days unless otherwise consented to by Lender, or (xvii) Borrower is not DWAC Eligible.
                    4.2. Remedies. Upon the occurrence of any Event of Default, Lender may at any time thereafter accelerate this Note by written notice to Borrower, with the Outstanding Balance becoming immediately due and payable in cash at the Mandatory Default Amount (as defined hereafter). Notwithstanding the foregoing, upon the occurrence of any Event of Default, Lender may, at its option, elect to increase the Outstanding Balance by applying the Default Effect (as defined below) (subject to the limitation set forth below) via written notice to Borrower without accelerating the Outstanding Balance, in which event the Outstanding Balance shall be increased as of the date of the occurrence of the applicable Event of Default pursuant to the Default Effect, but the Outstanding Balance shall not be immediately due and payable unless so declared by Lender (for the avoidance of doubt, if Lender elects to apply the Default Effect pursuant to this sentence, it shall reserve the right to declare Outstanding Balance immediately due and payable at any time and no such election by Lender shall be deemed to be a waiver of its right to declare the Outstanding Balance immediately due and payable as set forth herein unless otherwise agreed to by Lender in writing). For purposes hereof, the 'Default Effect' is calculated by multiplying the Outstanding Balance by 125%, with the resulting product then becoming the Outstanding Balance under this Note; provided that the Default Effect may only be applied twice hereunder. Notwithstanding the foregoing, upon the occurrence of any Event of Default described in clauses (iv), (v), (vi), (vii) or (viii) of Section 4.1, the Outstanding Balance as of the date of acceleration shall become immediately and automatically due and payable in cash at the Mandatory Default Amount, without any written notice required by Lender. The 'Mandatory Default Amount' means the greater of (i) the Outstanding Balance (including all Tranches, both Conversion Eligible Tranches and Subsequent Tranches that have not yet become Conversion Eligible Tranches) divided by the Installment Conversion Price (as defined below) on the date the Mandatory Default Amount is either demanded or paid in full, whichever has a lower Installment Conversion Price, multiplied by the volume weighted average price (the 'VWAP') on the date the Mandatory Default Amount is either demanded or paid in full, whichever has a higher VWAP, or (ii) the Default Effect. At any time following the occurrence of any Event of Default, upon written notice given by Lender to Borrower, interest shall accrue on the Outstanding Balance beginning on the date the applicable Event of Default occurred at an interest rate equal to the lesser of 22% per annum or the maximum rate permitted under applicable law ('Default Interest'). Additionally, following the occurrence of any Event of Default, Borrower may, at its option, pay any Lender Conversion in cash instead of Lender Conversion Shares by paying to Lender on or before the applicable Delivery Date (as defined below) a cash amount equal to the number of Lender Conversion Shares set forth in the applicable Lender Conversion Notice multiplied by the highest intra-day trading price of the Common Stock that occurs during the period beginning on the date the applicable Event of Default occurred and ending on the date of the applicable Lender Conversion Notice. In connection with acceleration described herein, Lender need not provide, and Borrower hereby waives, any presentment, demand, protest or other notice of any kind, and Lender may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Lender at any time prior to payment hereunder and Lender shall have all rights as a holder of the Note until such time, if any, as Lender receives full payment pursuant to this Section 4.2. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon. Nothing herein shall limit Lender's right to pursue any other remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to Borrower's failure to timely deliver Conversion Shares upon Conversion of the Notes as required pursuant to the terms hereof.

                    4.3. Certain Additional Rights. Notwithstanding anything to the contrary herein, in the event Borrower fails to make any payment or otherwise to deliver any Conversion Shares as and when required under this Note, then (i) the Lender Conversion Price for all Lender Conversions occurring after the date of such failure to pay shall equal the lower of the Lender Conversion Price applicable to any Lender Conversion and the Market Price as of any applicable date of Conversion, and (ii) the true-up provisions of Section 11 below shall apply to all Lender Conversions that occur after the date of such failure to pay, provided that all references to the 'Installment Notice' in Section 11 shall be replaced with references to a 'Lender Conversion Notice' for purposes of this Section 4.3, all references to 'Installment Conversion Shares' in Section 11 shall be replaced with references to 'Lender Conversion Shares' for purposes of this Section 4.3, and all references to the 'Installment Conversion Price' in Section 11 shall be replaced with references to the 'Lender Conversion Price' for purposes of this Section 4.3.
                    4.4. Cross Default. A breach or default by Borrower of any covenant or other term or condition contained in any Other Agreements (as defined below) shall, at the option of Lender, be considered an Event of Default under this Note, in which event Lender shall be entitled (but in no event required) to apply all rights and remedies of Lender under the terms of this Note. 'Other Agreements' means, collectively, (a) all existing and future agreements and instruments between, among or by Borrower (or an affiliate), on the one hand, and Lender (or an affiliate), on the other hand, and (b) any financing agreement or a material agreement that affects Borrower's ongoing business operations. For the avoidance of doubt, all existing and future loan transactions between Borrower and Lender and their respective affiliates will be cross-defaulted with each other loan transaction and with all other existing and future debt of Borrower to Lender.
          5. Unconditional Obligation: No Offset. Borrower acknowledges that this Note is an unconditional, valid, binding and enforceable obligation of Borrower not subject to offset (except as set forth in Section 20 below), deduction or counterclaim of any kind. Borrower hereby waives any rights of offset it now has or may have hereafter against Lender, its successors and assigns, and agrees to make the payments or conversions called for herein in accordance with the terms of this Note.
          6. Waiver. No waiver of any provision of this Note shall be effective unless it is in the form of a writing signed by the party granting the waiver. No waiver of any provision or consent to any prohibited action shall constitute a waiver of any other provision or consent to any other prohibited action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver or consent in the future except to the extent specifically set forth in writing.
          7. Rights Upon Issuance of Securities.
                    7.1. Subsequent Equity Sales. Except with respect to Excluded Securities, if Borrower or any subsidiary thereof, as applicable, at any time this Note is outstanding, shall sell or issue any Common Stock to Lender or any third party for a price that is less than the then effective Lender Conversion Price, then such Lender Conversion Price shall be automatically reduced and only reduced to equal such lower issuance price. Except with respect to Excluded Securities, if Borrower or any subsidiary thereof, as applicable, at any time this Note is outstanding, shall sell or grant any option to any party to purchase, or sell or grant any right to reprice, or issue any Common Stock, preferred shares convertible into Common Stock, or debt, warrants, options or other instruments or securities to Lender or any third party which are convertible into or exercisable for shares of Common Stock (together herein referred to as 'Equity Securities'), including without limitation any Deemed Issuance (as defined herein), at an effective price per share less than the then effective Lender Conversion Price (such issuance, together with any sale of Common Stock, is referred to herein as a 'Dilutive Issuance'), then, the Lender Conversion Price shall be automatically reduced and only reduced to equal such lower effective price per share. If the holder of any Equity Securities so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options, or rights per share which are issued in connection with such Dilutive Issuance, be entitled to receive shares of Common Stock at an effective price per share that is less than the Lender Conversion Price, such issuance shall be deemed to have occurred for less than the Lender Conversion Price on the date of such Dilutive Issuance, and the then effective Lender Conversion Price shall be reduced and only reduced to equal such lower effective price per share. Such adjustments described above to the Lender Conversion Price shall be permanent (subject to additional adjustments under this section), and shall be made whenever such Common Stock or Equity Securities are issued. Borrower shall notify Lender, in writing, no later than the Trading Day following the issuance of any Common Stock or Equity Securities subject to this Section 7.1, indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price, or other pricing terms (such notice, the 'Dilutive Issuance Notice'). For purposes of clarification, whether or not Borrower provides a Dilutive Issuance Notice pursuant to this Section 7.1, upon the occurrence of any Dilutive Issuance, on the date of such Dilutive Issuance the Lender Conversion Price shall be lowered to equal the applicable effective price per share regardless of whether Borrower or Lender accurately refers to such lower effective price per share in any Installment Notice or Lender Conversion Notice.
                    7.2. Adjustment of Lender Conversion Price upon Subdivision or Combination of Common Stock. Without limiting any provision hereof, if Borrower at any time on or after the Effective Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Lender Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. Without limiting any provision hereof, if Borrower at any time on or after the Effective Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Lender Conversion Price in effect immediately prior to such combination will be proportionately increased. Any adjustment pursuant to this Section 7.2 shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this Section 7.2 occurs during the period that a Lender Conversion Price is calculated hereunder, then the calculation of such Lender Conversion Price shall be adjusted appropriately to reflect such event.
                    7.3. Other Events. In the event that Borrower (or any subsidiary) shall take any action to which the provisions hereof are not strictly applicable, or, if applicable, would not operate to protect Lender from dilution or if any event occurs of the type contemplated by the provisions of this Section 7 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then Borrower's board of directors shall in good faith determine and implement an appropriate adjustment in the Lender Conversion Price so as to protect the rights of Lender, provided that no such adjustment pursuant to this Section 7.3 will increase the Lender Conversion Price as otherwise determined pursuant to this Section 7, provided further that if Lender does not accept such adjustments as appropriately protecting its interests hereunder against such dilution, then Borrower's board of directors and Lender shall agree, in good faith, upon an independent investment bank of nationally recognized standing to make such appropriate adjustments, whose determination shall be final and binding and whose fees and expenses shall be borne by Borrower.
          8. Borrower Installments.
                    8.1. Installment Conversion Price. Subject to the adjustments set forth herein, the conversion price for each Installment Conversion (the 'Installment Conversion Price') shall be the lesser of (i) the Lender Conversion Price, and (ii) 55% (the 'Conversion Factor') of the average of the three (3) lowest Closing Bid Prices in the twenty (20) Trading Days immediately preceding the applicable Conversion (the 'Market Price'), provided that if at any time the average of the three (3) lowest Closing Bid Prices in the twenty (20) Trading Days immediately preceding any date of measurement is below $0.75, then in such event the then-current Conversion Factor shall be reduced to 50% for all future Conversions. Additionally, if at any time after the Effective Date Borrower is not DWAC Eligible, then the then-current Conversion Factor will automatically be reduced by 5% for all future Conversions. If at any time after the Effective Date, the Conversion Shares are not DTC Eligible, then the then-current Conversion Factor will automatically be reduced by an additional 5% for all future Conversions. For example, the first time Borrower is not DWAC Eligible, the Conversion Factor for future Conversions thereafter will be reduced from 55% to 50% for purposes of this example. Following such event, the first time the Conversion Shares are no longer DTC Eligible, the Conversion Factor for future Conversions thereafter will be reduced from 50% to 45% for purposes of this example.
                    8.2. Installment Conversions. Beginning on the date that is six (6)months after the Purchase Price Date and on the same day of each month thereafter until the Maturity Date (each, an 'Installment Date'), Borrower shall pay to Lender the applicable Installment Amount due on such date, subject to the provisions of this Section 8. Payments of each Installment Amount may be made (a) in cash, or (b) by converting such Installment Amount into shares of Common Stock ('Installment Conversion Shares', and together with the Lender Conversion Shares, the 'Conversion Shares') in accordance with this Section 8 (each an 'Installment Conversion', and together with Lender Conversions, a 'Conversion') per the following formula: the number of Installment Conversion Shares equals the portion of the applicable Installment Amount being converted divided by the Installment Conversion Price, or (c) by any combination of the foregoing, so long as the cash is delivered to Lender on the applicable Installment Date and the Installment Conversion Shares are delivered to Lender on or before the applicable Delivery Date. Notwithstanding the foregoing, Borrower will not be entitled to elect an Installment Conversion with respect to any portion of any applicable Installment Amount and shall be required to pay the entire amount of such Installment Amount in cash if on the applicable Installment Notice Due Date (defined below) there is an Equity Conditions Failure (as defined below), and such failure is not waived in writing by Lender. Moreover, in the event Borrower desires to pay all or any portion of any Installment Amount in cash, it must notify Lender in writing of such election and the portion of the applicable Installment Amount it elects to pay in cash not more than twenty-five (25) or less than fifteen (15) Trading Days prior to the applicable Installment Date. If Borrower fails to so notify Lender, it shall not be permitted to elect to pay any portion of such Installment Amount in cash unless otherwise agreed to by Lender in writing or proposed by Lender in an Installment Notice delivered by Lender to Borrower. Notwithstanding the foregoing or anything to the contrary herein, Borrower shall only be obligated to deliver Installment Amounts with respect to Tranches that have become Conversion Eligible Tranches and shall have no obligation to pay to Lender any Installment Amount with respect to any Tranche that has not become a Conversion Eligible Tranche. In furtherance thereof, in the event Borrower has repaid all Conversion Eligible Tranches pursuant to the terms of this Note, it shall have no further obligations to deliver any Installment Amount to Lender unless and until any Subsequent Tranche that was not previously a Conversion Eligible Tranche becomes a Conversion Eligible Tranche pursuant to the terms of this Note. Notwithstanding that failure to repay this Note in full by the Maturity Date is an Event of Default, the Installment Dates shall continue after the Maturity Date pursuant to this Section 8 until the Outstanding Balance is repaid in full, provided that Lender shall, in Lender's sole discretion, determine the Installment Amount for each Installment Date after the Maturity Date.
                    8.3. Allocation of Installment Amounts. Subject to Section 8.2 regarding an Equity Conditions Failure, for each Installment Date (each, an 'Installment Notice Due Date'), Borrower may elect to allocate the payment of the applicable Installment Amount between cash and via an Installment Conversion, by email or fax delivery of a notice to Lender substantially in the form attached hereto as Exhibit B (each, an 'Installment Notice'), provided, that to be effective, each applicable Installment Notice must be received by Lender not more than twenty-five (25) or less than fifteen (15) Trading Days prior to the applicable Installment Notice Due Date. If Lender has not received an Installment Notice within such time period, then Lender may prepare the Installment Notice and deliver the same to Borrower by fax or email. Following its receipt of such Installment Notice, Borrower may either ratify Lender's proposed allocation in the applicable Installment Notice or elect to change the allocation by written notice to Lender by email or fax on or before 12:00 p.m. New York time on the applicable Installment Date, so long as the sum of the cash payments and the amount of Installment Conversions equal the applicable Installment Amount, provided that Lender must approve any increase to the portion of the Installment Amount payable in cash. If Borrower fails to notify Lender of its election to change the allocation prior to the deadline set forth in the previous sentence (and seek approval to increase the amount payable in cash), it shall be deemed to have ratified and accepted the allocation set forth in the applicable Installment Notice prepared by Lender. If neither Borrower nor Lender prepare and deliver to the other party an Installment Notice as outlined above, then Borrower shall be deemed to have elected that the entire Installment Amount be converted via an Installment Conversion. Borrower acknowledges and agrees that regardless of which party prepares the applicable Installment Notice, the amounts and calculations set forth thereon are subject to correction or adjustment because of error, mistake, or any adjustment resulting from an Event of Default or other adjustment permitted under the Transaction Documents (an 'Adjustment'). Furthermore, no error or mistake in the preparation of such notices, or failure to apply any Adjustment that could have been applied prior to the preparation of an Installment Notice may be deemed a waiver of Lender's right to enforce the terms of any Note, even if such error, mistake, or failure to include an Adjustment arises from Lender's own calculation. Borrower shall deliver the Installment Conversion Shares from any Installment Conversion to Lender in accordance with Section 9 below on or before each applicable Installment Date.
          9. Method of Conversion Share Delivery. On or before the close of business on the third (3rd) Trading Day following the Installment Date or the third (3rd) Trading Day following the date of delivery of a Lender Conversion Notice, as applicable (the 'Delivery Date'), Borrower shall, provided it is DWAC Eligible at such time, deliver or cause its transfer agent to deliver the applicable Conversion Shares electronically via DWAC to the account designated by Lender in the applicable Lender Conversion Notice or Installment Notice. If Borrower is not DWAC Eligible, it shall deliver to Lender or its broker (as designated in the Lender Conversion Notice or Installment Notice, as applicable), via reputable overnight courier, a certificate representing the number of shares of Common Stock equal to the number of Conversion Shares to which Lender shall be entitled, registered in the name of Lender or its designee. For the avoidance of doubt, Borrower has not met its obligation to deliver Conversion Shares by the Delivery Date unless Lender or its broker, as applicable, has actually received the certificate representing the applicable Conversion Shares no later than the close of business on the relevant Delivery Date pursuant to the terms set forth above.
          10. Conversion Delays. If Borrower fails to deliver Conversion Shares or True-Up Shares in accordance with the timeframes stated in Sections 3, 8, 9, or 11, as applicable, Lender, at any time prior to selling all of those Conversion Shares or True-Up Shares, as applicable, may rescind in whole or in part that particular Conversion attributable to the unsold Conversion Shares or True-Up Shares, with a corresponding increase to the Outstanding Balance (any returned Conversion Amount will tack back to the Purchase Price Date for purposes of determining the holding period under Rule 144). In addition, for each Conversion, in the event that Conversion Shares or True-Up Shares are not delivered by the fourth Trading Day (inclusive of the day of the Conversion or the True-Up Date (as defined below), as applicable), a late fee equal to the greater of $500.00 per day and 2% of the applicable Conversion Amount or Installment Amount, as applicable (but in any event the cumulative amount of such late fees shall not exceed the applicable Conversion Amount or Installment Amount) will be assessed for each day after the third Trading Day (inclusive of the day of the Conversion and the True-Up Date) until Conversion Share or True-Up Share delivery is made; and such late fee will be added to the Outstanding Balance (under Lender's and Borrower's expectations that any late fees charged will tack back to the Purchase Price Date for purposes of determining the holding period under Rule 144).
          11. True-Up. On the date that is twenty-three (23) Trading Days (a 'True-Up Date') from each date Borrower delivers Free Trading (as defined below) Installment Conversion Shares to Lender, there shall be a true-up where Lender shall have the right to require Borrower to deliver to Lender additional Installment Conversion Shares ('True-Up Shares') if the Installment Conversion Price as of the True-Up Date is less than the Installment Conversion Price used in the applicable Installment Notice. In such event, Borrower shall deliver to Lender within three (3) Trading Days of the date Lender delivers notice of its right to receive True-Up Shares to Borrower (pursuant to a form of notice substantially in the form attached hereto as Exhibit C) the number of True-Up Shares equal to the difference between the number of Installment Conversion Shares that would have been delivered to Lender on the True-Up Date based on the Installment Conversion Price as of the True-Up Date and the number of Installment Conversion Shares originally delivered to Lender pursuant to the applicable Installment Notice. For the avoidance of doubt, if the Installment Conversion Price as of the True-Up Date is higher than the Installment Conversion Price set forth in the applicable Installment Notice, then Borrower shall have no obligation to deliver True-Up Shares to Lender, nor shall Lender have any obligation to return any excess Installment Conversion Shares to Borrower under any circumstance.
          12. Ownership Limitation. Notwithstanding anything to the contrary contained in this Note or the other Transaction Documents, if at any time Lender shall or would be issued shares of Common Stock under any of the Transaction Documents, but such issuance would cause Lender (together with its affiliates) to beneficially own a number of shares exceeding 4.99% of the number of shares of Common Stock outstanding on such date (including for such purpose the shares of Common Stock issuable upon such issuance) (the 'Maximum Percentage'), then Borrower must not issue to Lender shares of the Common Stock which would exceed the Maximum Percentage. For purposes of this section, beneficial ownership of Common Stock will be determined pursuant to Section 13(d) of the 1934 Act. The shares of Common Stock issuable to Lender that would cause the Maximum Percentage to be exceeded are referred to herein as the 'Ownership Limitation Shares'. Borrower will reserve the Ownership Limitation Shares for the exclusive benefit of Lender. From time to time, Lender may notify Borrower in writing of the number of the Ownership Limitation Shares that may be issued to Lender without causing Lender to exceed the Maximum Percentage. Upon receipt of such notice, Borrower shall be unconditionally obligated to immediately issue such designated shares to Lender, with a corresponding reduction in the number of the Ownership Limitation Shares. Notwithstanding the forgoing, the term '4.99%' above shall be replaced with '9.99%' at such time as the Market Capitalization of the Common Stock is less than $10,000,000.00. Notwithstanding any other provision contained herein, if the term '4.99%' is replaced with '9.99%' pursuant to the preceding sentence, such increase to '9.99%' shall remain at 9.99% until increased, decreased or waived by Lender as set forth below. By written notice to Borrower, Lender may increase, decrease or waive the Maximum Percentage as to itself but any such waiver will not be effective until the 61st day after delivery thereof. The foregoing 61-day notice requirement is enforceable, unconditional and non-waivable and shall apply to all affiliates and assigns of Lender.
          13. Payment of Collection Costs. If this Note is placed in the hands of an attorney for collection or enforcement prior to commencing arbitration or legal proceedings, or is collected or enforced through any arbitration or legal proceeding, or Lender otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note, then Borrower shall pay the costs incurred by Lender for such collection, enforcement or action including, without limitation, attorneys' fees and disbursements. Borrower also agrees to pay for any costs, fees or charges of its transfer agent that are charged to Lender pursuant to any Conversion or issuance of shares pursuant to this Note.
          14. Opinion of Counsel. In the event that an opinion of counsel is needed for any matter related to this Note, Lender has the right to have any such opinion provided by its counsel. Lender also has the right to have any such opinion provided by Borrower's counsel.
          15. Governing Law. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of Utah, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Utah or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Utah. The provisions set forth in the Purchase Agreement to determine the proper venue for any disputes are incorporated herein by this reference.

          16. Resolution of Disputes.
                    16.1. Arbitration of Disputes. By its acceptance of this Note, each party agrees to be bound by the Arbitration Provisions set forth as an Exhibit to the Purchase Agreement
                    16.2. Calculation of Disputes. Notwithstanding the Arbitration Provisions, in the case of a dispute as to any arithmetic calculation hereunder, including without limitation calculating the Outstanding Balance, Lender Conversion Price, Lender Conversion Shares to be delivered, Installment Conversion Price, Installment Conversion Shares to be delivered, the Market Price, or the VWAP (collectively, 'Calculations'), Borrower or Lender (as the case may be) shall submit the disputed determinations or arithmetic calculations (as the case may be) via facsimile or email with confirmation of receipt (a) within two (2) Trading Days after receipt of the applicable notice giving rise to such dispute to Borrower or Lender (as the case may be) or (b) if no notice gave rise to such dispute, at any time after Lender learned of the circumstances giving rise to such dispute. If Lender and Borrower are unable to agree upon such determination or calculation within two (2) Trading Days of such disputed determination or arithmetic calculation (as the case may be) being submitted to Borrower or Lender (as the case may be), then Borrower shall, within two (2) Trading Days, submit via facsimile the disputed Calculation to an independent, reputable investment bank or accounting firm selected by Lender. Borrower shall cause the investment bank or accounting firm to perform the determinations or calculations (as the case may be) and notify Borrower and Lender of the results no later than ten (10) Trading Days from the time it receives such disputed determinations or calculations (as the case may be). Such investment bank's or accounting firm's determination or calculation with respect to the disputes set forth in this Section 16.2 (as the case may be) shall be binding upon all parties absent demonstrable error. The investment banker's or accounting firm's fee for performing such Calculation shall be paid by the incorrect party, or if both parties are incorrect, by the party whose Calculation is furthest from the correct Calculation as determined by the investment banker or accounting firm. In the event Borrower is the losing party, no extension of the Delivery Date shall be granted and Borrower shall incur all effects for failing to deliver the applicable Conversion Shares in a timely manner as set forth in this Note.
          17. Cancellation. After repayment or conversion of the entire Outstanding Balance (including without limitation delivery of True-Up Shares pursuant to the payment of the final Installment Amount, if applicable), this Note shall be deemed paid in full, shall automatically be deemed canceled, and shall not be reissued.
          18. Amendments. The prior written consent of both parties hereto shall be required for any change or amendment to this Note.
          19. Assignments. Borrower may not assign this Note without the prior written consent of Lender. This Note and any shares of Common Stock issued upon conversion of this Note may be offered, sold, assigned or transferred by Lender without the consent of Borrower.
          20. Offset Rights. Notwithstanding anything to the contrary herein or in any of the other Transaction Documents, (a) the parties hereto acknowledge and agree that Lender maintains a right of offset pursuant to the terms of the Secured Investor Notes and the Investor Notes that, under certain circumstances, permits Lender to deduct amounts owed by Borrower under this Note from amounts otherwise owed by Lender under the Secured Investor Notes and the Investor Notes, and (b) in the event of the occurrence of any Investor Note Default (as defined the Secured Investor Notes, the Investor Notes, or any other note issued by the initial Lender in connection with the Purchase Agreement), or at any other time, Borrower shall be entitled to deduct and offset any amount owing by the initial Lender under the Secured Investor Notes and the Investor Notes, as applicable, from any amount owed by Borrower under this Note (the 'Borrower Offset Right'). In the event that Borrower's exercise of the Borrower Offset Right results in the full satisfaction of Borrower's obligations under this Note, Lender shall return the original Note to Borrower marked 'cancelled' or, in the event this Note has been lost, stolen or destroyed, a lost note affidavit in a form reasonably acceptable to Borrower. For the avoidance of doubt, Borrower shall not incur any Prepayment Premium set forth in Section 1 hereof with respect to any portions of this Note that are satisfied by way of a Borrower Offset Right.
          21. Time of the Essence. Time is expressly made of the essence with respect to each and every provision of this Note and the documents and instruments entered into in connection herewith.
          22. Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with the subsection of the Purchase Agreement titled 'Notices.'
[Remainder of page intentionally left blank; signature page follows]

          IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed as of the Effective Date.

BORROWER:

Medican Enterprises, Inc.

BY:
Name:	Kenneth Williams
Title:	CEO
ACKNOWLEDGED. ACCEPTED AND AGREED:
LENDER:

Typenex Co-Investment, LLC

By:	Red Cliffs Investments, Inc., its Manager

By.
John M.Fife, President
[Signature Page to Secured Convertible Promissory Note]

ATTACHMENT 1
DEFINITIONS
          For purposes of this Note, the following terms shall have the following meanings:
          Al. 'Approved Stock Plan' means any stock option plan which has been approved by the Board of Directors of Borrower, pursuant to which Borrower's securities may be issued to any employee, officer or director for services provided to Borrower.
          A2. 'Deemed Issuance' means an issuance of Common Stock that shall be deemed to have occurred on the latest possible permitted date pursuant to the terms hereof in the event Borrower fails to deliver Conversion Shares as and when required pursuant to Sections 3 or 8 of the Note. For the avoidance of doubt, if Borrower has elected or is deemed under Section 8.3 to have elected to pay an Installment Amount in Installment Conversion Shares and fails to deliver such Installment Conversion Shares, such failure shall be considered a Deemed Issuance hereunder even if an Equity Conditions Failure exists at that time or other relevant date of determination.
          A3. 'DTC' means the Depository Trust Company.
          A4. 'DTC Eligible' means, with respect to the Common Stock, that such Common Stock is eligible to be deposited in certificate form at the DTC, cleared and converted into electronic shares by the DTC and held in the name of the clearing firm servicing Lender's brokerage firm for the benefit of Lender.
          A5. 'DTC/FAST Program' means the DTC's Fast Automated Securities Transfer Program.
          A6. 'DWAC' means Deposit Withdrawal at Custodian as defined by the DTC.
          A7. 'DWAC Eligible' means that (i) Borrower's Common Stock is eligible at DTC for full services pursuant to DTC's operational arrangements, including without limitation transfer through DTC's DWAC system, (ii) Borrower has been approved (without revocation) by the DTC's underwriting department, (iii) Borrower's transfer agent is approved as an agent in the DTC/FAST Program, (iv) the Conversion Shares are otherwise eligible for delivery via DWAC; (v) Borrower has previously delivered all Conversion Shares to Lender via DWAC; and (vi) Borrower's transfer agent does not have a policy prohibiting or limiting delivery of the Conversion Shares via DWAC.
          A8. 'Equity Conditions Failure' means that any of the following conditions has not been satisfied during any applicable Equity Conditions Measuring Period (as defined below): (i) with respect to the applicable date of determination all of the Conversion Shares are freely tradable under Rule 144 or without the need for registration under any applicable federal or state securities laws (in each case, disregarding any limitation on conversion of this Note); (ii) on each day during the period beginning one month prior to the applicable date of determination and ending on and including the applicable date of determination (the 'Equity Conditions Measuring Period'), the Common Stock is listed or designated for quotation (as applicable) on any of The New York Stock Exchange, NYSE Amex, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, the OTC Bulletin Board, the OTCQX or the OTCQB (each, an 'Eligible Market') and shall not have been suspended from trading on any such Eligible Market (other than suspensions of not more than two (2) Trading Days and occurring prior to the applicable date of determination due to business announcements by Borrower); (iii) on each day during the Equity Conditions Measuring Period, Borrower shall have delivered all shares of Common Stock issuable upon conversion of this Note on a timely basis as set forth in Section 9 hereof and all other shares of capital stock required to be delivered by Borrower on a timely basis as set forth in the other Transaction Documents; (iv) any shares of Common Stock to be issued in connection with the event requiring determination may be issued in full without violating Section 12 hereof (Lender acknowledges that Borrower shall be entitled to assume that this condition has been met for all purposes hereunder absent written notice from Lender); (v) any shares of Common Stock to be issued in connection with the event requiring determination may be issued in full without violating the rules or regulations of the Eligible Market on which the Common Stock is then listed or designated for quotation (as applicable); (vi) on each day during the Equity Conditions Measuring Period, no public announcement of a pending, proposed or intended Fundamental Transaction shall have occurred which has not been abandoned, terminated or consummated; (vii) Borrower shall have no knowledge of any fact that would reasonably be expected to cause any of the Conversion Shares to not be freely tradable without the need for registration under any applicable state securities laws (in each case, disregarding any limitation on conversion of this Note); (viii) on each day during the Equity Conditions Measuring Period, Borrower otherwise shall have been in material compliance with each, and shall not have breached any, term, provision, covenant, representation or warranty of any Transaction Document; (ix) without limiting clause (viii) above, on each day during the Equity Conditions Measuring Period, there shall not
Attachment 1 to Secured Convertible Promissory Note, Page 1

have occurred an Event of Default or an event that with the passage of time or giving of notice would constitute an Event of Default; (x) on each Installment Notice Due Date and each Installment Date, the average and median daily dollar volume of the Common Stock on its principal market for the previous twenty (20) Trading Days shall be greater than $35,000.00; (xi) the ten (10) day average VWAP of the Common Stock is greater than $0.10, and (xii) the Common Stock shall be DWAC Eligible as of each applicable Installment Notice Due Date, Installment Date or other date of determination.
          A9. 'Excluded Securities' means any shares of Common Stock, options, or convertible securities issued or issuable (i) in connection with any Approved Stock Plan; provided that the option term, exercise price or similar provisions of any issuances pursuant to such Approved Stock Plan are not amended, modified or changed on or after the Purchase Price Date; and (ii) in connection with mergers, acquisitions, strategic licensing arrangements, strategic business partnerships or joint ventures, in each case with non-affiliated third parties and otherwise on an arm's-length basis, the purpose of which is not to raise additional capital; provided, that such third parties are not granted any registration rights. Notwithstanding the foregoing, any Common Stock issued or issuable to raise capital for Borrower or its subsidiaries, directly or indirectly, in connection with any transaction contemplated by clause (ii) above, including, without limitation, securities issued in one or more related transactions or that result in similar economic consequences, shall not be deemed to be Excluded Securities.
          A10. 'Free Trading' means that (a) the shares or certificate(s) representing the applicable shares of Common Stock have been cleared and approved for public resale by the compliance departments of Lender's brokerage firm and the clearing firm servicing such brokerage, and (b) such shares are held in the name of the clearing firm servicing Lender's brokerage firm and have been deposited into such clearing firm's account for the benefit of Lender.
          A11. 'Fundamental Transaction' means that (y) (i) Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, consolidate or merge with or into (whether or not Borrower or any of its subsidiaries is the surviving corporation) any other person or entity, or (ii) Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of its respective properties or assets to any other person or entity, or (iii) Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, allow any other person or entity to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of voting stock of Borrower (not including any shares of voting stock of Borrower held by the person or persons making or party to, or associated or affiliated with the persons or entities making or party to, such purchase, tender or exchange offer), or (iv) Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other person or entity whereby such other person or entity acquires more than 50% of the outstanding shares of voting stock of Borrower (not including any shares of voting stock of Borrower held by the other persons or entities making or party to, or associated or affiliated with the other persons or entities making or party to, such stock or share purchase agreement or other business combination), or (v) Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, reorganize, recapitalize or reclassify the Common Stock, other than an increase in the number of authorized shares of Borrower's Common Stock, or (z) any 'person' or 'group' (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act and the rules and regulations promulgated thereunder) is or shall become the 'beneficial owner' (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding voting stock of Borrower.
          A12. 'Installment Amount' means $92,083.33 ($1,105,000.00 + 12), plus the sum of any accrued and unpaid interest that has been added to the lowest-numbered then-current Conversion Eligible Tranche as of the applicable Installment Date and accrued, and unpaid late charges that have been added to the lowest-numbered then-current Conversion Eligible Tranche, if any, under this Note as of the applicable Installment Date, and any other amounts accruing or owing to Lender under this Note as of such Installment Date; provided, however, that, if the remaining amount owing under all then-existing Conversion Eligible Tranches or otherwise with respect to this Note as of the applicable Installment Date is less than the Installment Amount set forth above, then the Installment Amount for such Installment Date (and only such Installment Amount) shall be reduced (and only reduced) by the amount necessary to cause such Installment Amount to equal such outstanding amount
          A13. 'Market Capitalization of the Common Stock' shall mean the product equal to (a) the average VWAP of the Common Stock for the immediately preceding fifteen (15) Trading Days, multiplied by (b) the aggregate number of outstanding shares of Common Stock as reported on Borrower's most recently filed Form 10-Q or Form 10-K.
          A14. 'Trading Day' shall mean any day on which the Common Stock is traded or tradable for any period on the Common Stock's principal market, or on the principal securities exchange or other securities market on which the Common Stock is then being traded.
Attachment 1 to Secured Convertible Promissory Note, Page 2

EXHTBIT A
Typenex Co-investment, LLC
303 East Wacker Drive, Suite 1200
Chicago, Illinois 60601

Medican Enterprises, Inc.	Date: _______________
Attn: Kenneth Williams
5955 Edmond Street, Suite 102
Las Vegas, Nevada 89118
LENDER CONVERSION NOTICE
          The above-captioned Lender hereby gives notice to Medican Enterprises, Inc., a Nevada corporation (the 'Borrower'), pursuant to that certain Secured Convertible Promissory Note made by Borrower in favor of Lender on June 4, 2014 (the 'Note'), that Lender elects to convert the portion of the Note balance set forth below into fully paid and non-assessable shares of Common Stock of Borrower as of the date of conversion specified below. Said conversion shall be based on the Lender Conversion Price set forth below. In the event of a conflict between this Lender Conversion Notice and the Note, the Note shall govern, or, in the alternative, at the election of Lender in its sole discretion, Lender may provide a new form of Lender Conversion Notice to conform to the Note. Capitalized terms used in this notice without definition shall have the meanings given to them in the Note.

A.	Date of Conversion: _______________
B.	Lender Conversion #: _______________
C.	Conversion Amount: _______________
D.	Lender Conversion Price: _______________
E.	Lender Conversion Shares: _______________ (C divided by D)
F.	Remaining Outstanding Balance of Note: _______________ *
G.	Remaining balance of Secured Investor Note(s) and Investor Note(s): _______________ *
H.	Outstanding Balance of Note net of balance of Secured Investor Note(s) and Investor Notes: _______________ * (F minus G)
* Subject to adjustments for corrections, defaults, interest and other adjustments permitted by the Transaction Documents (as defined in the Purchase Agreement).
The Conversion Amount converted hereunder shall be deducted from the following Conversion Eligible Tranche(s):

Conversion Amount	Tranche No.

Please transfer the Lender Conversion Shares electronically (via DWAC) to the following account:

Broken:	Address:
DTC#:
Account #:
Account Name:
          To the extent the Lender Conversion Shares are not able to be delivered to Lender electronically via the DWAC system, deliver all such certificated shares to Lender via reputable overnight courier after receipt of this Lender Conversion Notice (by facsimile transmission or otherwise) to:
Exhibit A to Secured Convertible Promissory Note, Page 1

Sincerely,

Lender:

Typenex Co-Investment, LLC

By: Red Cliffs Investments, Inc., its Manager

By:
John M. Fife, President
Exhibit A to Secured Convertible Promissory Note, Page 2

EXHIBIT B
Medican Enterprises, Inc.
5955 Edmond Street, Suite 102
Las Vegas, Nevada 89118

Typenex Co-Investment, LLC	Date: _______________
Attn: John Fife
303 E. Wacker Dr., Suite 1200
Chicago, IL 60601
INSTALLMENT NOTICE
The above-captioned Borrower hereby gives notice to Typenex Co-Investment, LLC, a Utah limited liability company (the 'Lender'), pursuant to that certain Secured Convertible Promissory Note made by Borrower in favor of Lender on June 4, 2014 (the 'Note'), of certain Borrower elections and certifications related to payment of the Installment Amount of $ _______________ due on _______________, 201_ (the 'Installment Date'). In the event of a conflict between this Installment Notice and the Note, the Note shall govern, or, in the alternative, at the election of Lender in its sole discretion, Lender may provide a new form of Installment Notice to conform to the Note. Capitalized terms used in this notice without definition shall have the meanings given to them in the Note.
INSTALLMENT CONVERSION AND CERTIFICATIONS
AS OF THE INSTALLMENT DATE
A. INSTALLMENT CONVERSION

A.	Installment Date:_______________, 201_

B.	Installment Amount: ______________

C.	Portion of Installment Amount Borrower elected to pay in cash: ______________

D.	Portion of Installment Amount to be converted into Common Stock: ______________ (B minus C)

E.	Installment Conversion Price: ______________ (lower of (i) Lender Conversion Price in effect and (ii) Market Price as of Installment Date)

F.	Installment Conversion Shares: ______________ (D divided by E)

G.	Remaining Outstanding Balance of Note: ______________*

H.	Remaining balance of Secured Investor Note(s) and Investor Note(s): ______________*

I.	Outstanding Balance of Note net of balance of Secured Investor Note(s) and Investor Note(s): ______________* (G minus H)
B. EQUITY CONDITIONS CERTIFICATION

1.	Market Capitalization of the Common Stock: ______________

(Check One)

2.	Borrower herby certifies that no Equity Conditions Failure exists as of the Installment Date.

3.	Borrower hereby gives notice that an Equity Conditions Failure has occurred and requests a waiver from Lender with respect thereto. The Equity Conditions Failure is as follows:
Exhibit B to Secured Convertible Promissory Note, Page 1

Sincerely,

Borrower:

medican Enterprises, Inc.

By:

Name:

Title:
Exhibit B to Secured Convertible Promissory Note, Page 2

EXHIBIT C
Typenex Co-Investment, LLC
303 East Wacker Drive, Suite 1200
Chicago, Illinois 60601

Medican Enterprises, Inc.	Date: _______________
Attn: _____________________
5955 Edmond Street, Suite 102
Las Vegas, Nevada 89118
TRUE-UP NOTICE
The above-captioned Lender hereby gives notice to Medican Enterprises, Inc., a Nevada corporation (the 'Borrower*), pursuant to that certain Secured Convertible Promissory Note made by Borrower in favor of Lender on June 4, 2014 (the 'Note'), of True-Up Conversion Shares related to ___________, 201_ (the 'Installment Date'). In the event of a conflict between this True-Up Notice and the Note, the Note shall govern, or, in the alternative, at the election of Lender in its sole discretion, Lender may provide a new form of True-Up Notice to conform to the Note. Capitalized terms used in this notice without definition shall have the meanings given to them in the Note.
TRUE-UP CONVERSION SHARES AND CERTIFICATIONS
AS OF THE TRUE-UP DATE

1. TRUE-UP CONVERSION SHARES

A.	Installment Date: _______________, 201_

B.	True-Up Date: _______________, 201_

C.	Portion of Installment Amount converted into Common Stock: _______________

D.	True-Up Conversion Price: _______________ (lower of (i) Lender Conversion Price in effect and (ii) Market Price as of True-Up Date)

E.	True-Up Conversion Shares: _______________ (C divided by D)

F.	Installment Conversion Shares delivered: _______________

G.	True-Up Conversion Shares to be delivered: _______________ (only applicable if E minus F is greater than zero)

2. EQUITY CONDITIONS CERTIFICATION (Section to be completed by Borrower)

A.	Market Capitalization of the Common Stock: _______________

(Check One)

B.	_______________ Borrower herby certifies that no Equity Conditions Failure exists as of the applicable True-Up Date.

C.	_______________ Borrower hereby gives notice that an Equity Conditions Failure has occurred and requests a waiver from Lender with respect thereto. The Equity Conditions Failure is as follows:
Exhibit C to Secured Convertible Promissory Note, Page 1

Sincerely,

Lender:

Typenex Co-Investment, LLC

By: Red Cliffs Investments, Inc., its Manager

By:
John M. Fife, President

ACKNOWLEDGED AND CERTIFIED BY:

Borrower:

MEDICAN ENTERPRISES, INC.

By:

Name:

Title:
Exhibit C to Secured Convertible Promissory Note, Page 2